UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2011
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

COLORADO	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

750 – 650 West Georgia Street
Vancouver, British Columbia, Canada		V6B 4N7
(Address of principal executive offices)		(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 7 – REGULATION FD

ITEM 7.01       REGULATION FD DISCLOSURE.

On February 28, 2011, Destiny Media Technologies Inc. (the “Company”) received final acceptance for its Employee Stock Purchase Plan (the “Plan”) from the TSX Venture Exchange (the “Exchange”). The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities to officers, directors and employees of the Company (“Participants”) to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company.

Under the Plan, a Participant may contribute up to 5% of their compensation on each pay period. The Company will match each Participant’s contributions by contributing an additional 100% of the Participant’s payroll deduction to the Plan. In the event that a director does not receive any compensation from the Company, a director may contribute up to $12,500 of their own funds into the Plan. The Company will match each director’s contribution by contributing an additional 100% of the director’s contribution. The maximum annual contributions of the Company under the Plan will be $200,000 US. In the event that the Company reaches its maximum annual contributions, Participants will no longer be allowed to make any further purchases under the Plan.

Shares purchased under the Plan will be purchased on the open market by a third party plan agent. All purchases will be made through the Exchange. The third party plan agent will also be responsible for the administration of the Plan on behalf of the Company and the Participants.

The above summary is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

Exhibit Number	Description of Exhibit

10.1	Employee Stock Purchase Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: March 3, 2011
	By:	/s/ STEVEN E. VESTERGAARD

STEVEN E. VESTERGAARD
Chief Executive Officer and President